Exhibit 4.25

English Translation

Cooperative Agreement

Party A:
Address:

Party B:
Address:

WHEREAS:

1.              [Party A is a company registered in Guangzhou under the laws of the People’s Republic of China (the “PRC”), and engaged in the operation of internet information services as approved by the Office for Administration of Communications Industry of Guangdong according to law. Party A is the holder of Value-added Telecommunications Business License and Network Culture Business License for NetEase website.]

[Party A is a company registered in Beijing under the laws of the People’s Republic of China (the “PRC”), mainly engaged in advertising design, production, agency and distribution of domestic advertisements from both domestic and overseas clients.]

2.              Party B is a company registered in                      under the laws of the PRC, mainly engaged in the development and production of computer software and hardware and network communication products, and the development and services of internet portal technology, e-commerce technology and electronic publishing technology and distribution of own products.

3.              [Party A and Party B desire to operate and provide services to clients on a collaborative basis.]

NOW THEREFORE, Party A and Party B (collectively referred to as the “Parties”), upon mutual consultations, reach the following agreement:

I.     Scope of Cooperation

1.              Scope of services provided by Party A

[Party A is the holder of Value-added Telecommunications Business License for NetEase website and may carry out the operation of internet information services as approved by the Office for Administration of Communications Industry of Guangdong according to law. Party A is also the holder of Network Culture Business License and may carry out operation of game products (including issuance of virtual currency in on-line games) via the internet.]

[Party A is a company engaged in advertising design, production, agency and distribution services as approved by Beijing Administration for Industry and Commerce according to law; Party A is also a NetEase online advertising partner that receives advertising orders from clients and then makes arrangements for distribution on NetEase website.]

2.              Scope of service provided by Party B

[Party B shall work with Party A to provide services to clients in accordance with this Agreement, including but not limited to:

(1)         research and development of computer software (including but not limited to online games software) and technical support and maintenance for the operation of computer software;

(2)         technical service for Internet portal, including but not limited to server maintenance and development, update and upgrade of relevant application software;

(3)         research and development of electronic publishing technology and relevant technical assistance and support.]

[Party B shall provide services to Party A in accordance with this Agreement, including but not limited to:

(1)         research and development of computer software (including but not limited to the production, distribution, monitoring and management software of online advertisement) and technical support and maintenance for the operation of computer software;

(2)         design, development, update and upgrade of advertising distribution platform;

(3)         technical service for Internet portal, including but not limited to the server maintenance and development, update and upgrade of relevant application software;

(4)         research and development of electronic publishing technology and relevant technical assistance and support.]

3.              [Services jointly provided by the Parties

The Parties shall, by using their respective technologies and marketing resources, work together to provide users of the NetEase website and related products with services including but not limited to those as set forth in this Article. The NetEase website shall be the platform for providing the foregoing services and income shall be derived therefrom. Only through cooperation can the Parties implement the services and provide them to clients, as such services may not be implemented in the absence of either Party.]

II. Ways of Cooperation

1.              In addition to services set out in Article I of this Agreement, Party B shall, by leveraging its resources, carry out publicity and promotion with respect to the services provided to clients hereunder, and shall be responsible for the relevant costs and expenses for the promotion and publicity of services. Party B shall also pay relevant costs and expenses in connection with the services set out in Article I hereof, including but not limited to remunerations for research and development staff, and expenses for equipment [purchase]/[lease] and public relations, etc.

2.              The Parties agree that Party A will take the full responsibility to collect service income from clients, which shall be distributed in such manner as set forth in Article III of this Agreement.

3.              Party B agrees that Party A may also cooperate with any third party it selects to [provide services for the users of NetEase website]/[provide services for NetEase online advertising clients], and distribute the distributable income as set forth in Article III [between itself and the third party]/[for such cooperation].

III. Distribution of Service Income and Methods of Payment

[Given that Party A is the holder of Value-added Telecommunications Business License and Network Culture Business License for NetEase website, and all services provided under this Agreement shall be operated, and service income thereof shall be collected from clients, through NetEase website, the Parties agree to distribute the service income under this Agreement according to the following formulas:

1.              Calculation of distributable income

The Parties agree that the balance of all the service income received by Party A from clients for each month, after deduction of turnover taxes payable for the above income (such as business tax and surcharges, hereinafter referred to as “Payable Turnover Taxes”), the expenses incurred in Party A’s operation of the website (exclusive of the portion of expenses paid by Party A to Party B and any other partners of the NetEase group) and the profits that may be retained by Party A, shall be the basis for income distribution between Party A, Party B and other partners of the NetEase group.

The formula for calculating distributable income is as follows:

Distributable income = Service income — Payable Turnover Taxes — Expenses incurred in the operation of the website by Party A — Profits retained by Party A

2.              Profits retained by Party A

Given that Party A is the holder of the Value-added Telecommunications Business License and Network Culture Business License for NetEase website, and provides services to the users of NetEase website and related products together with Party B, the Parties agree to calculate the profits retained by Party A according to the following formula:

Profits retained by Party A =           % of the aggregate expenses actually incurred in the operation of NetEase website (excluding the portion of expenses paid by Party A to Party B and other partners of the NetEase group and the Payable Turnover Taxes)

3.              Formula for calculating the due portion of income payable to Party B

Due portion of income payable to Party B (inclusive of value-added tax) = Distributable income × [Expenses of Party B / (Expenses of Party B + Expenses of other partners of the NetEase group)]

4.              Formula for calculating the due portion of income payable to other partners of the NetEase group

Due portion of income payable to other partners of the NetEase group (inclusive of value-added tax) = Distributable income × [Expenses of other partners of the NetEase group / (Expenses of Party B + Expenses of other partners of the NetEase group)]

5.              Methods of payment

Party A shall deposit the due portions of income payable to Party B for the previous month into the following account of Party B through bank transfer within one month after each settlement.

Party B’s account:

Bank:
Account name:
Account No.:

In case of any adjustments in the turnover taxes to be paid by Party A and Party B in connection with the foregoing services due to the changes in government policies, the Parties may decide on new methods for distribution by entering into a supplemental agreement in writing.]

[The Parties agree to distribute the service income hereunder according to the following formulas:

1.              Calculation of distributable income

The Parties agree that the balance of the online advertising service income received by Party A from clients for each month, after deduction of turnover taxes payable for the above income (such as business tax and surcharges, hereinafter referred to as “Payable Turnover Taxes”), the expenses incurred by Party A for operating internet advertising services (exclusive of the portion of expenses distributed to Party B) and the profits that may be retained by Party A, shall be the basis for income distribution between Party A and Party B.

The formula for calculating distributable income is as follows:

Distributable income = Service income — Payable Turnover Taxes — Expenses incurred by Party A for operating internet advertising services — Profits retained by Party A

The Parties agree that, if business tax is replaced by value-added tax (“VAT”) as the Turnover Tax payable by the Parties due to the “business tax to VAT” policy, the formula for calculating distributable income shall be adjusted as follows:

Distributable income (exclusive of VAT) = Service income (exclusive of VAT) — Payable Turnover Taxes (exclusive of VAT) — Expenses incurred by Party A for operating internet advertising services — Profits retained by Party A

In case of any adjustments in the turnover taxes to be paid by Party A and Party B in connection with the foregoing services due to the changes in government policies, the Parties may decide on new methods for distribution by entering into a supplemental agreement in writing.

2.              Profits retained by Party A:

The Parties agree to calculate the profits retained by Party A according to the following formula:

Profits retained by Party A =           % of aggregate expenses actually incurred by Party A for operating internet advertising services (exclusive of the portion of expenses distributed to Party B and the Payable Turnover Taxes)

3.              In order to ensure normal business operations of Party B, the Parties agree as follows:

(i)             In either of the first two months of each quarter, if the distributable income calculated in accordance with item 1 of Article III is below RMB                    , Party A shall pay Party B in advance a fixed amount of RMB                     (inclusive of business tax) as distributable income. After business tax is replaced by VAT, the aforesaid RMB                     will be exclusive of VAT. If the distributable income calculated in accordance with item 1 of Article III is more than RMB                    , Party A shall pay the distributable income as calculated above to Party B.

(ii)          In the last month of each quarter, Party A shall calculate the distributable income by (a) first adding together all distributable income calculated monthly in accordance with item 1 of Article III for the quarter; and then (b) less the income actually distributed by Party A to Party B in the first two months of the quarter. The balance of the foregoing shall be the income distributable to Party B for the last month of that quarter.

4.              Methods of payment

Party A shall remit the due portions of income distributable to Party B for the previous month into the following accounts of Party B within one month after each settlement.

Party B’s account:

Bank:
Account name:
Account No.:	]

IV.  Intellectual Property and Confidentiality

4.1        Party B shall be solely and exclusively entitled to any right, title, and interest in and to all or any intellectual property generated in its performance of this Agreement, including but not limited to copyrights, patents, know-how, trade secrets and the like.

4.2        Subject to written consent from the proprietors, Party A may be assigned any right, title or interest in and to all or any intellectual property generated in the performance of this Agreement by Party B in such manner as agreed on by the Parties through consultations.

4.3        Party B agrees that it shall use its reasonable and best efforts to protect or maintain the confidentiality of the information of Party A, wholly or in part, marked “confidential” or being of confidential nature to the knowledge of Party B (“Confidential Information”). Without the prior written consent of Party A, Party B shall not disclose, provide or transfer such Confidential Information to any third party. Upon the termination or expiration of this Agreement, Party B is obliged to return upon request of Party A any document, material or software containing Confidential Information to the proprietor of such Confidential Information, or destroy such documents, materials or software and delete any Confidential Information from any relevant electronic devices of Party B, and may not continue to use such Confidential Information.

4.4        Clauses 4.1, 4.2, and 4.3 hereof shall survive any termination or expiration of this Agreement.

V.    Representations and Warranties

5.1        Party A represents and warrants that:

5.1.1         Party A is a company duly registered and existing in [Guangzhou]/[Beijing] under the laws of the PRC.

5.1.2         Party A has the full right, power, authority and capacity required to execute, deliver and perform this Agreement and all necessary consents and approvals.

5.1.3         This Agreement shall become legal, valid, and binding upon Party A, and enforceable against Party A in accordance with the terms hereof upon the execution of this Agreement.

5.2        Party B represents and warrants that:

5.2.1         Party B is a company duly registered and existing in                      under the laws of the PRC.

5.2.2         Party B has the full right, power, authority and capacity required to execute, deliver and perform this Agreement and all necessary consents and approvals.

5.2.3         This Agreement shall become legal, valid, and binding upon Party B, and enforceable against Party B in accordance with the terms hereof upon the execution of this Agreement.

VI.  Effectiveness and Duration for Cooperation

This Agreement shall take effect as of                      after the Parties sign and affix seals on the Agreement. This Agreement shall remain in full force and effect unless early terminated in accordance with the provisions hereof. The Parties agree that the Cooperative Agreement previously signed by the Parties shall automatically become void upon the effective date of this Agreement.

VII. Termination

7.1        In the event that either Party hereto has been in material breach of this Agreement and fails to cure such breach within 30 days after receipt of the notice from the non-breaching Party on the occurrence and existence of the breach, the non-breaching Party may terminate this Agreement immediately upon the issuance of a notice to the breaching Party, but without prejudice to the rights or remedies to which such terminating Party is entitled at law or for other reasons. During the term of this Agreement, either Party may terminate this Agreement by giving a 30-day prior notice in writing to the other Party.

7.2        Article IV of this Agreement shall continue in full force and effect after the expiration or termination of this Agreement.

VIII. Force Majeure

8.1       “Force Majeure Event” means any event beyond the reasonable control of any Party hereto and unavoidable despite the reasonable care on the part of the affected Party, including but not limited to government acts, natural force, fire, explosion, storm, flood, earthquake, tide, lightning or war. However, the insufficiency in creditworthiness, fund or financing shall not be deemed as Force Majeure Event. Either Party affected by the Force Majeure Event and seeking a waiver of its responsibilities under this Agreement shall notify the other Party of such Force Majeure Event in a timely manner.

8.2       In the event that either Party hereto has been delayed in or prevented from its performance of this Agreement by reason of the Force Majeure Event, the same Party shall not be responsible for any loss, additional expenses or damages incurred to the other Party by such failure or delay in its performance of this Agreement, and such failure or delay in performance shall not be considered as a breach of this Agreement. The Party declaring the Force Majeure Event shall nevertheless use its reasonable endeavors to reduce or eliminate the influences of the Force Majeure Event. The Parties hereto agree that they shall do everything possible to resume performance hereunder whenever such Force Majeure Event is removed or ceases.

IX.  Governing Law

The validity, construction and performance of this Agreement shall be governed by the laws of the PRC.

X.    Notice

Any notice or other communication issued by either Party hereto under this Agreement shall be in writing and in both Chinese and English languages, and may be sent to the following address of the relevant Party by personal delivery, registered airmail, airmail with postage prepaid, or recognized express courier, or transmitted by telefax (provided that such transmission is confirmed by subsequent delivery of a copy thereof by mail).

Party A:
Address:

Party B:
Address:

XI. Transfer

11.1 Neither Party may transfer any of its rights or obligations hereunder to any third party unless with the prior written consent from the other Party hereto.

11.2 Party A hereby agrees that Party B may decide in its own discretion to transfer any of its rights and obligation hereunder to any third party. Party B is only required to provide Party A with a written notice of such transfer, without seeking consent from Party A with respect to such transfer.

XII. Severability

In the event that any provision hereunder is held to be invalid, illegal or unenforceable under any law, such provision shall be ineffective only to the extent of the relevant jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction, or rendering the same provision or the remainder of this Agreement invalid, illegal or unenforceable within any other jurisdiction.

XIII. Amendments and Supplements

The Parties hereto may make any amendment and supplement to this Agreement through written agreement. Any agreement of amendments or supplements hereto duly signed by the Parties shall be an integral part of this Agreement, having equal legal effect as this Agreement.

XIV. Miscellaneous

This Agreement shall be executed in four counterparts, with each Party holding two thereof.

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Party A:

Authorized Representative:

Party B:

Authorized Representative: